UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2019

GREAT AJAX CORP.
(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy
Suite 131
Beaverton, OR 97005
(Address of principal executive offices)

Registrant’s telephone number, including area code:
503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On May 7, 2019, Great Ajax Corp., a Maryland corporation (the “Company”), issued a press release regarding its financial results for the quarter ended March 31, 2019 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website.

The information provided in Item 2.02 of this report, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01.	Regulation FD Disclosure

On May 7, 2019, the Company will hold an investor conference call and webcast to discuss financial results for the first quarter ended March 31, 2019, including the Press Release and other matters relating to the Company.

The Company has also made available on its website presentation materials containing certain additional information relating to the Company and its financial results for the first quarter ended March 31, 2019 (the “Presentation Materials”). The Presentation Materials are furnished herewith as Exhibit 99.2, and are incorporated by reference in this Item 7.01. All information in Exhibit 99.2 is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information provided in Item 7.01 of this report, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information or Exhibit 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated May 7, 2019
99.2	May 2019 Presentation Materials

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 7, 2019
99.2	May 2019 Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Mary Doyle
Name:	Mary Doyle
Title:	Chief Financial Officer

Dated: May 7, 2019